                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to incorporation by reference in the registration statements (Nos. 333-41847, 333-84760) on Form S-8 and the registration statement (No. 333-35284) on Form S-3 of Interactive Systems Worldwide Inc. of our report dated November 7, 2003, with respect to the financial statements included in this Annual Report on Form 10-KSB for the year ended September 30, 2003.

/s/ Eisner LLP
---------------
Eisner LLP



New York, New York
December 22, 2002